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                                                                    EXHIBIT 23.1


                    Consent of Independent Public Accountants



To the Board of Directors and Shareholders of Coltec Industries Inc:


As independent public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference into this Form 10-K, into the Company's previously filed Registration Statement File No. 33-56139.



Arthur Andersen LLP
Charlotte, North Carolina
March 23, 1998